UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
____________

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): December 10, 2010

GERON CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	0-20859	75-2287752
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

230 CONSTITUTION DRIVE MENLO PARK, CALIFORNIA 94025
(Address of principal executive offices, including zip code)

(650) 473-7700
(Registrant’s telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

⃞ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

⃞ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

⃞ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

⃞ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01     Other Events.

On December 10, 2010, Geron Corporation (the “Company”) issued a press release announcing the closing of its previously announced underwritten public offering of 17,391,305 shares of its common stock, as well as 2,608,695 additional shares of its common stock pursuant to the full exercise of the over-allotment option granted to the underwriters, at a public offering price of $5.00 per share. The total gross proceeds of the offering are $100.0 million. After underwriting discounts and commissions and estimated offering expenses payable by Geron, net proceeds are approximately $93.5 million.

The Company’s press release, dated December 10, 2010, announcing the completion of the public offering is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01     Financial Statements and Exhibits.

(d)	Exhibits

99.1 Press Release of Geron Corporation, dated December 10, 2010.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GERON CORPORATION

Date:	December 10, 2010	By:	/s/ Olivia K. Bloom
Olivia K. Bloom
Controller, Vice President Chief Accounting Officer